EXHIBIT 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

APRIL 13, 2007

CONTACTS:

JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MARC ROWLAND EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER (405) 879-9232

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2007 FIRST

QUARTER FINANCIAL AND OPERATIONAL RESULTS

RELEASE DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, APRIL 13, 2007 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2007 first quarter financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday,

May 3, 2007.

The company has also scheduled a conference call to discuss the release for Friday morning, May 4, 2007 at 9:00 am EDT. The telephone number to access the conference call is 913-981-4911 and the confirmation code is 9507142. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EDT on May 4, 2007 and will run through midnight Friday,

May 18, 2007. The number to access the conference call replay is 719-457-0820 and the passcode for the replay is 9507142.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting the

“News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the third largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company’s operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Fort Worth Barnett Shale, Fayetteville Shale, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast,

Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.